Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

C3IS INC.

A Marshall Islands Corporation

As Amended and Restated on

[•], 2023

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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C3IS INC.

AMENDED AND RESTATED BYLAWS

As Amended and Restated on [•], 2023

ARTICLE I

OFFICES

The principal place of business of C3is Inc., a corporation incorporated under the laws of the Marshall Islands (the “Corporation”), shall be at such place or places as the directors shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors (the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. ANNUAL MEETING. The annual meeting of stockholders of the Corporation shall be held on such date and at such time and place within or without the Marshall Islands, as may be fixed from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption), for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting. The Chairman of the Board or, in the Chairman’s absence, another person designated by the Board shall act as the Chairman of all annual meetings of stockholders.

Section 2. SPECIAL MEETINGS. A special meeting of the stockholders, for the purpose of taking any action permitted by the stockholders under the Marshall Islands Business Corporations Act, as amended (the “MBCA”), and the Corporation’s Articles of Incorporation (the “Articles of Incorporation”), may be called at any time by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Except as may be set forth in the Articles of Incorporation, no other person or persons are permitted to call a special meeting. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, or (ii) otherwise properly brought before the special meeting by or at the direction of the Board. If the Chairman of the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. NOTICE OF MEETINGS. Notice of every annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law or the Articles of Incorporation, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally (including by telephone) or sent by mail, telegraph, cablegram, telex, telecopy, electronic mail or other means deemed appropriate by the Board at least fifteen (15) but not more than sixty (60) days before such meeting, to each stockholder of record entitled to vote thereat and to each stockholder of record who, by reason of any action proposed at such meeting would be entitled to have his or her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the stockholder at his, her or its address as the same appears on the record of stockholders of the Corporation or at such address as to which the stockholder has given notice to the Secretary. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him or her.

Section 4. ADJOURNMENTS. Whether or not a quorum shall be present, any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each stockholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice in Section 3 of this Article II. The Board may postpone any meeting of stockholders or cancel any annual or special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

Section 5. QUORUM. At all meetings of stockholders of the Corporation, except as otherwise expressly provided by statute or these Bylaws, the presence either in person or by proxy of stockholders of record entitled to cast at least one-third (1/3rd) of the total number of votes eligible to be cast by holders of shares of capital stock issued and outstanding and entitled to vote at such meetings shall constitute a quorum. If less than a quorum is present, a majority of the total number of votes represented by those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Articles of Incorporation or by these Bylaws.

Section 6. ORGANIZATION. The Chief Executive Officer, or, in the absence of the Chief Executive Officer, the Chairman of the Board, shall call all meetings of the stockholders to order, and shall preside over and act as chairman of all such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board, the members of the

Board who are present shall elect a chairman of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. It shall be the duty of the Secretary of the Corporation to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Section 7. CONDUCT OF MEETINGS. To the maximum extent permitted by law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (ix) adjourning the meeting to a later date, time and place announced at the meeting by the chairman; and (x) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. VOTING. At any meeting of stockholders, with respect to a matter for which a stockholder is entitled to vote, each such stockholder shall be entitled to one vote for each share it holds, except as otherwise expressly provided by law or in the Articles of Incorporation. Each stockholder may exercise such voting right either in person or by proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date such proxy was authorized unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in the law of the Marshall Islands to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. If a quorum is present, and except as otherwise expressly provided by law or the Articles of Incorporation and except with respect to the election of directors, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election.

Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 9. VOTING PROCEDURES; INSPECTORS. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken by the stockholders of the Corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of stockholders, and may be stated as such in any articles or documents filed with a Registrar of Corporations. The consent shall be delivered to the Corporation by delivery to its registered office in the Marshall Islands, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Section 11. FIXING OF RECORD DATE. For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders, or to express consent to or dissent from any proposal without a meeting, or for any other action, the Board may fix a time not more than sixty (60) days prior to the date of for any such determination of stockholders, nor, in the case of a meeting of stockholders, less than fifteen (15) days before the date of such meeting.

Section 12. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) The matters to be considered and brought before any meeting of stockholders of the Corporation, including the nomination and election of directors, shall be limited to only those matters that are brought properly before the meeting in compliance with the procedures set forth in this Section 12 of Article II.

(b) In order to be properly brought before any annual meeting of stockholders, a matter must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) properly and timely brought before the annual meeting in compliance with the notice procedures specified in this Section 12 of Article II by a stockholder who holds of record stock of the Corporation (or by a person who holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership), both at the time of giving the notice provided for in this Section 12, as of the record date for the annual meeting and at the time of the annual meeting and is entitled to vote at the meeting on such matter (including any election of directors). In addition to any other requirements under applicable law, the Articles of Incorporation and these Bylaws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) is delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. If (and only if) an annual meeting of stockholders is not scheduled to be held within a period that commences thirty (30) days before and ends sixty (60) days after such an anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Stockholder Notice shall be given in the manner provided in these Bylaws by the later of (i) the close of business on the ninetieth (90th) day prior to such Other Meeting Date or (ii) the close of business on the tenth (10th) day following the date on which such Other Meeting Date is first publicly announced or disclosed by the Corporation.

(c) Any stockholder who gives a Stockholder Notice of any matter (including a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, the following: (i) the name and address of such stockholder and any Stockholder Associated Person (as herein defined); (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned by such stockholder and any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such stockholder or any Stockholder Associated Person and any other direct or indirect right held by each such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of securities of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (D) any contract, arrangement, understanding, relationship or otherwise pursuant to which each such stockholder or any Stockholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by the Corporation (a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying securities of the Corporation, (F) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (iv) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder and/or any Stockholder Associated Person with respect to any securities of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto and the rules and regulations promulgated thereunder; and (v) any other information relating to such stockholder and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder and/or any Stockholder Associated Person in support of any business or director nominations proposed to be brought before the meeting pursuant to rules and regulations promulgated under Section 14(a) of the Exchange Act or any successor provisions (assuming, for purposes of the Stockholder Notice, that such rules and regulations were applicable even if they are not).

(d) For purposes of these Bylaws, a “Stockholder Associated Person” shall mean with respect to any stockholder (A) any person controlling, directly or indirectly, or Acting in Concert with, such stockholder, (B) any beneficial owner of securities of the Corporation owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person. For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately and directly or indirectly, including through counsel), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(e) Any stockholder who wishes to nominate a person for election as a director of the Corporation at an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, a statement in writing setting forth (i) the name of each person to be nominated, (ii) the number and class of all shares of stock of the Corporation each person owns of record and beneficially, as reported to the stockholder by the person, (iii) a description of all direct and indirect agreements, arrangements and understandings between the stockholder and/or any Stockholder Associated Person and each person being proposed as a nominee (or any of his or her respective affiliates and associates) and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (iv) a description of all direct and indirect compensation, indemnification and other material agreements, arrangements, understandings or relationships between or among the stockholder and/ or any Stockholder Associated Person and each proposed nominee, his or her respective affiliates and associates and any other persons (naming such person or persons) with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as herein defined), including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (assuming, for purposes of the Stockholder Notice, that such rules and regulations were applicable even if they are not) if such stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (v) the information regarding the person that would be required to be included in a proxy statement, by the rules and regulations of the U.S. Securities and Exchange Commission (assuming, for purposes of the Stockholder Notice, that such rules and regulations were applicable even if they are not), for a nominee for election as a director in an election contest, (vi) the person’s signed consent to being named in the proxy statement as a nominee and to serving as a director if elected or re-elected, as the case may be, as a director of the Corporation, and (vii) a statement whether such stockholder or Stockholder Associated Person intends or is part of a group that intends to solicit proxies from stockholders in support of the election or re-election of such nominee(s).

(f) Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of the Stockholder Notice, the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, (ii)

a brief written statement of the reasons why the stockholder favors the proposal, (iii) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, (iv) reasonably detailed description of all agreements, arrangements and understandings (A) between or among the stockholder and any Stockholder Associated Person or (B) between or among the stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or any Stockholder Associated Person or other person or entity), and (v) a representation whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from stockholders in support of such proposal.

(g) As used in these Bylaws, shares “beneficially owned” shall mean all shares which a person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future.

(h) If a stockholder is entitled to vote only for a specific class or category of directors at an annual or special meeting of stockholders, the stockholder’s right to nominate a person for election as a director at the meeting shall be limited to such class or category of directors.

(i) Notwithstanding any provision of this Section 12 of Article II to the contrary, in the event that the number of directors to be elected to the Board at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it is delivered to the Secretary at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which all such nominees or the size of the increased Board shall have been publicly announced or disclosed by the Corporation.

(j) Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless the matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing a director to the Board, any stockholder entitled to vote for the election of such director at such meeting may nominate a person for election to such position as is specified in the notice of such meeting, but only if the Stockholder Notice required by this Section 12 of Article II shall be delivered to the Secretary of the Corporation at the principal place of business of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

(k) A stockholder providing notice of any business proposed to be conducted, or the nomination of one or more candidates for election to the Board for consideration, at a meeting shall further update and supplement such notice, if necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary of the Corporation not later than five (5) Business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true and correct in all material respects.

(l) If the information submitted pursuant to this Section 12 by any stockholder proposing business for consideration at an annual or special meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 12. Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing business for consideration at an annual or special meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

(m) For purposes of this Section 12 of Article II, a matter shall be deemed to have been “publicly announced or disclosed” if the matter is disclosed in a press release reported by the (i) Dow Jones News Service, the Associated Press or a comparable U.S. national news service or (ii) in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

(n) In no event shall the adjournment of an annual meeting or a special meeting of stockholders, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 12. This Section 12 of Article II shall not apply to any nomination of a director in an election in which only the holders of a particular class of stock of the Corporation (the holders of which may vote by written consent under the Articles of Incorporation), or a series thereof, are entitled to vote (unless otherwise provided in the terms of such stock).

(o) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting have been duly given in the manner provided in this Section 12 of Article II and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

(p) Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE III

DIRECTORS

Section 1. NUMBER AND TERM OF OFFICE. The affairs, business and property of the Corporation shall be managed by a Board to consist of such number of directors as shall be fixed from time to time by a resolution passed by a majority of the entire Board. Except as otherwise provided by law or in Section 3 of this Article III, the directors of the Corporation shall be elected at each annual meeting of stockholders, to replace those directors whose terms expire at such annual meeting. Except as otherwise provided in Section 1 of this Article III, each Director shall be elected to serve until the third succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. No decrease in the number of directors shall shorten the term of any incumbent director. The directors need not be residents of the Marshall Islands or stockholders of the Corporation. Corporations may, to the extent permitted by law, be elected or appointed directors.

Section 2. REMOVAL. Any or all of the directors may be removed, with cause, by the affirmative vote of holders of eighty percent (80%) of the voting power of all the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class. Notwithstanding the previous sentence, whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Articles of Incorporation, such director may be removed and the vacancy filled only by the holders of eighty percent (80%) of the voting power of that class of stock voting separately as a class. Except as provided in the Articles of Incorporation, vacancies caused by any such removal or any vacancy caused by the death or resignation of any director or for any other reason, and any newly-created directorship resulting from any increase in the authorized number of directors, may be filled by, and only by, the affirmative vote of a majority of the directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation or removal. No director may be removed without cause by either the stockholders or the Board.

Section 3. VACANCIES. Vacancies in the Board occurring by death, resignation, creation of new directorship, failure of the stockholders to elect the whole class of directors required to be elected at any annual election of directors or for any other reason, including removal of directors for cause, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board.

Section 4. REGULAR MEETINGS. Regular meetings of the Board may be held at such time and place, within or without the Marshall Islands, as may be determined by resolution of the Board. No notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board.

Section 5. SPECIAL MEETING. Special meetings of the Board may be called from time to time by the Chairman, the President, or any officer of the Corporation who is also a director. The President or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place, within or without the Marshall Islands, as may be designated in the notice thereof by the officer calling the meeting.

Section 6. NOTICE OF MEETINGS. Notice of the date, time and place of each meeting of the Board shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone) or if such notice be delivered to such Director by mail, telecopy, electronic mail or other electronic means to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him or her.

Section 7. QUORUM. Subject to the provisions of Section 3 of this Article III, a majority of the directors at the time in office (but, unless the Board shall consist solely of one director, in no case less than one-third of total number of directors nor less than two directors), present in person or by proxy or communications equipment, shall constitute a quorum for the transaction of business.

Section 8. ORGANIZATION. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board. In the absence of the Chairman of the Board and the Chief Executive Officer, a Chairman shall be elected from among the Directors present. The Secretary of the Corporation shall act as secretary of all meetings of the directors. In the absence of the Secretary of the Corporation, the Chairman may appoint any person to act as secretary of the meeting.

Section 9. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the Board as defined in Section 55 of the MBCA, by unanimous vote of the disinterested directors; or (ii) the material facts as to his or her relationship or interest and as to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 10. VOTING. The vote of the majority of the directors, present in person or by proxy or by means of communications equipment, at a meeting at which a quorum is present shall be the act of the directors. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 11. COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings of the Board and its committees as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

COMMITTEES

The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have the power or authority to (i) submit to stockholders of any action that requires stockholders’ approval by law, (ii) fill a vacancy in the Board or in a committee thereof, (iii) fix compensation of the directors for serving on the Board any other committee, (iv) amend or repeal any bylaw or adopt any new bylaw, or (v) amend or repeal any resolution of the entire Board which by its terms shall not be so amendable or repealable. In addition, the Board may designate from among its members other committees to consist of one or more of the directors of the Corporation, each of which shall perform such functions and have such authority and powers as shall be delegated to such committee by said resolution or resolutions or as provided for in these Bylaws subject to the prohibitions on the delegation of power and authority set forth in the preceding sentence. Members of the executive committee and any other committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the vote of the Board. Vacancies in membership of such committees shall be filled by vote of the Board. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.

ARTICLE V

OFFICERS

Section 1. NUMBER AND DESIGNATION. The officers of the Corporation shall include a Chief Executive Officer and a Secretary and may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, a Treasurer, a Chief Financial Officer, one or more Vice-Presidents and such other officers, if any, as the Board may deem necessary. Officers may be of any nationality and need not be residents of the Marshall Islands. The officers shall be elected annually by the Board at its first meeting following the annual election of directors, but in the event of the failure of the Board to so elect any officer, such officer may be elected at any subsequent meeting of the Board. The salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board. The Board may at any meeting elect additional officers. Each Officer shall hold office at the pleasure of the Board and may hold more than one office. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired position of the term of such office by the Board at any regular or special meeting. In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board.

Section 2. CHIEF EXECUTIVE OFFICER. The Board shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board. The Chief Executive Officer shall make reports to the Board and to the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board.

Section 3. CHIEF FINANCIAL OFFICER. The Board may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s financial affairs. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board or the Chief Executive Officer.

Section 4. CHAIRMAN AND VICE CHAIRMEN OF THE BOARD. The Board may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board and shall have all powers and may perform all duties incident to the office of Chairman of the Board which shall be required by law and shall have such other powers and perform such other duties as shall from time to time be assigned by these Bylaws or by the Board. The Board also may elect one or more Vice-Chairmen to act in the place of the Chairman upon his or her absence or inability to act.

Section 5. THE PRESIDENT AND VICE PRESIDENTS. The Board may elect a President and one or more Vice Presidents of the Corporation. Subject to the control of the Board and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these Bylaws or by the Board or the Chief Executive Officer.

Section 6. SECRETARY. The Board shall elect a Secretary who shall act as Secretary of all meetings of the stockholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him or her by the Board or the President.

Section 7. TREASURER. The Board may elect a Treasurer who shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform other duties as may be assigned to him or her by the Board or President.

Section 8. OTHER OFFICERS. The Board may elect other officers of the Corporation who may exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer.

Section 9. BOND. The Board shall have power to the extent permitted by law to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety as the Board may deem advisable.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. FORM AND ISSUANCE. The shares of the Corporation shall be represented by certificates in form meeting the requirements of law, and not inconsistent with the Articles of Incorporation, and approved by the Board, unless the Board provides, by resolution, that some or all shares of any or all classes or series of stock shall be uncertificated. Certificates shall be signed by the Chairman of the Board, the President or Chief Executive Officer or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

Section 2. TRANSFER. The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents and registrars thereof.

Section 3. LOSS OF STOCK CERTIFICATES. The Board may direct a new certificate of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII

DIVIDENDS

Section 1. DECLARATION AND FORM. Subject to the provisions of the Articles of Incorporation, dividends may be declared in conformity with applicable law by, and at the discretion of, the Board at any regular or special meeting. Dividends may be declared and paid in cash, stock or other property of the Corporation.

Section 2. RECORD DATE. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE VIII

INDEMNIFICATION

Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS. Subject to the other provisions of this Article VIII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the MBCA, as the same exists now or as it may be hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) any person (and the heirs, executors, administrators and estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a

Proceeding (as hereinafter defined), other than an action by or in the right of the Corporation, by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each, an “Other Enterprise”), or by reason of any action alleged to have been taken or omitted in such capacity (hereinafter, each of the foregoing persons, a “Covered Person”) against any and all Expenses (as defined in Section 17 of this Article VIII) actually and reasonably incurred by such person or on his or her behalf in connection with such Proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article VIII, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the MBCA, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding, by or in the right of the Corporation to procure judgment in its favor, against any and all Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the courts of the Marshall Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the courts of the Marshall Islands or such other court shall deem proper.

Section 3. SUCCESSFUL DEFENSE. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article VIII, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 17 of this Article VIII) (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation to the extent not prohibited by the MBCA or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 5. ADVANCE PAYMENT OF EXPENSES.

(a) Expenses (including attorneys’ fees) incurred by any Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if applicable law requires, the payment of such expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing (the “Undertaking”) by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such expenses under this bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(b) Except as otherwise provided in the MBCA or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(c) Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

(d) Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

(e) The right to advancement of Expenses shall not apply to (1) any action, suit or proceeding against an agent brought by the Corporation and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (2) any claim for which indemnification is excluded pursuant to these Bylaws including, but not limited to, Section 6 hereof.

Section 6. LIMITATIONS ON INDEMNIFICATION. Subject to the requirements in Section 3 of this Article VIII and the MBCA, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (1) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (2) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (3) otherwise required to be made under Section 7 of this Article VIII or (d) otherwise required by applicable law; or

(c) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7. INDEMNIFICATION CLAIMS; DETERMINATION.

(a) To obtain indemnification under this Article VIII, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 17 of this Article VIII); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 17 of this Article VIII) selected by the Board prescribed in (i) above or by the committee of the Board prescribed in (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or (iv) if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum consisting of stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) calendar days after such determination.

(b) If a claim for indemnification under this Article VIII is not paid in full by the Corporation within thirty (30) calendar days after a written claim pursuant to Section 7(a) above has been received by the Corporation, or (ii) if a request for advancement of Expenses under this Article VIII is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 5 above and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the MBCA or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the MBCA or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(d) If a Determination shall have been made pursuant to Section 7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 7(b) above.

(e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7(b) above that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

Section 8. PROCEDURES FOR THE DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED.

(a) Costs. All costs of making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable Expenses incurred by the indemnified person to enforce the indemnification rights provided pursuant to this Article VIII, including, but not limited to, the costs incurred by the indemnified person to obtain court-ordered indemnification pursuant to Section 7 hereof regardless of the outcome of any such application or Proceeding, and (ii) all costs of defending any suits or Proceedings challenging payments to the indemnified person under these Bylaws.

(b) Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof promptly.

(1) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen (15) business days after a written request for a Determination (a “Request”) is delivered to the Corporation by the Indemnitee;

(2) if the Determination is to be made by Independent Counsel, such Determination shall be made not later than thirty (30) days after a Request is delivered to the Corporation by the indemnified person; and

(3) if the Determination is to be made by the stockholders of the Corporation, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Corporation by the indemnified person.

Section 9. CONTRACT RIGHTS. All of the rights conferred in this Article VIII, as to indemnification, advancement of Expenses and otherwise, shall be contract rights between the Corporation and each indemnified person to whom such rights are extended that vest at the commencement of such indemnified person’s service to or at the request of the Corporation and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such indemnified person.

Section 10. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article VIII, to the fullest extent not prohibited by the MBCA or other applicable law.

Section 11. SEVERABILITY. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each present or former director or officer as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 12. SUBROGATION. In the event of payment of indemnification to a person described in Section 1 of this Article VIII, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 13. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VIII to make any payment in connection with any claim made against a person described in Section 1 of this Article VIII to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 14. INSURANCE. The Corporation shall have the power to purchase and maintain, at its expense, insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the Corporation would have the power to indemnify such person against such liability under applicable law or under the provisions of these Bylaws. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in this Article VIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 15. NO IMPUTATION. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article VIII.

Section 16. RELIANCE. Persons who after the date of the adoption of Article VIII serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article VIII.

Section 17. CERTAIN DEFINITIONS.

(a) The term “agent” includes a volunteer.

(b) The term “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c) The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(d) The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article VIII.

(e) The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article VIII.

(f) The term “Official Capacity” shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.

(g) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise and whether formal or informal.

(h) The term “serving at the request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

(i) The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

Section 18. NOTICES. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VIII shall be in writing and either delivered in person or sent by mail or other method of delivery, or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE IX

CORPORATE SEAL

Section 1. FORM. The Seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE X

FISCAL YEAR

Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may by resolution designate from time to time.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 1. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board, countersigned by such officers of the Corporation and other persons as the Board from time to time shall designate. Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Secretary, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board from time to time may designate.

Section 2. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

Section 3. CONTRACTS. Except as otherwise provided by law or in these Bylaws or as otherwise directed by the Board, the Chairman of the Board, the President, any Vice President or the Treasurer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board, the Chairman of the Board, any Vice Chairman, the President or any Vice President designated by the Board may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

Section 4. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, by the Articles of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XII

AMENDMENTS

These Bylaws and any amendment thereof may be altered, amended or repealed, or new bylaws may be adopted by (i) the Board by resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption) acting at any special or regular meeting of the Board if, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal, or (ii) the holders of two-thirds (66 2/3%) or more of the outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting only, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, which notice shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment, alteration or repeal.

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